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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-4 and the related Proxy Statement/Prospectus of Patriot American Hospitality, Inc., Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), and Interstate Hotels Company of our reports (a) dated March 14, 1997 with respect to the Consolidated Financial Statements of Resorts Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended;
(b) dated February 13, 1997, with respect to the Financial Statements of CV Ranch Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. dated January 16, 1997, as amended; and (c) dated February 12, 1997 with respect to the Financial Statements of Telluride Resort and Spa Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended, all filed with the Securities and Exchange Commission.

                                    /s/ ERNST & YOUNG LLP

Phoenix, Arizona
February 9, 1998